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                                                             EXHIBIT 10.28



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CONFIDENTIAL

June 1, 1990

Mr. W. Randolph Smith
American Medical International, Inc.
433 North Camden Drive
Beverly Hills, California 90210

Dear Randy:

Attached is your new employment agreement which is effective
June 1, 1990. Although your existing Employment Agreement dated September 1, 1988, does not expire until September 1, 1990, it will be replaced by this agreement.

The terms of your Dallas move bonus were set forth in a separate agreement dated February 20, 1990. The terms of that agreement remain in place and are unaffected by your new employment agreement.

Please sign both copies of the enclosed letter where indicated, and return a fully executed copy to Kirk Miller in the Legal
Department.

It goes without saying that I look forward to working with you in Dallas.

Very truly yours,





James F. Lyons

JFL:lls



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CONFIDENTIAL

June 1, 1990




Mr. W. Randolph Smith
American Medical International, Inc.
433 North Camden Drive
Beverly Hills, California 90210

Re: Terms of Employment

Dear Randy:

I am very pleased that you are continuing as part of the
management team.   The purpose of this letter is to memorialize
the terms of your employment with American Medical International, Inc. ("AMI").


1. COMPENSATION AND BENEFITS.


   (a) BASE COMPENSATION. Your base compensation will be Two Hundred Thousand Dollars ($200,000.00) per year.
         This amount will be reviewed annually at the close of each fiscal year and may be increased, but once increased will not be decreased. You will also receive a car allowance and all employee fringe benefits that may be offered from time to time to employees at your level, including paid vacation.


   (b) ANNUAL BONUS. You will be eligible to receive an annual bonus based upon criteria determined by the Board of Directors prior to the beginning of each fiscal year. If the criteria are satisfied, the bonus will be paid within ninety (90) days following the end of the fiscal year.


2. TERMINATION AND RESIGNATION.



  (a) TERMINATION. AMI may terminate your employment for any reason deemed sufficient by AMI. Upon termination, except under circumstances described




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         below, you will be entitled to receive termination
         benefits consisting of base compensation, car allowance and fringe benefits for one (1) year following the date of termination. You may elect to receive your base compensation and car allowance in a lump sum, but in that case you will not be eligible to receive fringe benefits following the date the lump sum payment is made. In the case of termination, your stock options shall be treated as provided in the AMI Stock Option Plan.


  (b) RESIGNATION. You may resign from AMI at any time, but it is not intended that you will receive severance pay if you do. However, should you resign because of a material breach by AMI of any of its obligations as described in this letter; or (ii) of a substantial adverse alteration in the nature of your employment responsibilities; or (iii) you are required to change the city in which your employment is based after August 1, 1990, then you will be entitled to the termination benefits described above.


  (c) DEATH OR DISABILITY. In the event of your death, your estate shall be entitled to receive the base compensation in effect on the date of your death for one (1) year. Should you become disabled, you may, subject to AMI's reasonable approval, terminate for disability and receive the termination benefits described above.


  (d) MISCONDUCT. AMI is not obligated to pay termination benefits in the event you should be terminated for misconduct. Misconduct means an act or acts of dishonesty that are intended to result in personal enrichment to you at the expense of AMI, and not merely poor performance.


3. TERM. This letter shall be effective June 1, 1990, and shall continue to govern the terms of your employment with AMI until termination or resignation of your employment. It may be amended only by an express written agreement between you and AMI.

The terms described in this letter represent the complete agreement between you and AMI regarding your terms of employment and supersede any prior employment agreement.

I am very pleased that  you have decided to continue your
employment with AMI.   This letter reflects the confidence Harry






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Gray and I have in your past performance and our expectation for future achievement.

Very truly yours,


James F. Lyons

JFL:lls



Accepted and Agreed:


By: /s/     W. RANDOLPH SMITH
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            W. Randolph Smith